UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2023

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7 Corporate Park, Norwalk, CT 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (310) 217-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On July 7, 2023, Leon M. Zaltzman resigned from the board of directors (the “board”) of Reed’s, Inc., a Delaware corporation (the “company” or “Reed’s”). The resignation was effective upon acceptance by the board on July 7, 2023. Moving forward, Mr. Zaltzman, who is the managing member of Union Square Park Capital Management, LLC, a significant shareholder of Reed’s, will be permitted to attend meetings of the board as a board observer.

(d) On July, 7, 2023, upon recommendation from the governance committee of the board, the board elected Shufen Deng to serve as a director to fill the vacancy created on the board by Mr. Zaltzman’s resignation.

Mrs. Deng is the sole shareholder and sole director of D&D Source of Life Holding Ltd. (“D&D”), the company’s largest shareholder, beneficially holding approximately 31.1% of Reed’s common stock.

D&D was the lead investor in Reed’s PIPE transaction which closed on March 25, 2023. D&D purchased 1,160,542 shares of common stock and warrants to purchase up to 232,108 shares of common stock Reed’s for the purchase price of $3,000,000. The warrants are exercisable for a term of three years at a per share exercise price of $2.50. In addition, D&D received customary registration rights for the shares of common stock and shares of common stock underlying the warrants.

As part of the PIPE transaction, the parties entered into a shareholders agreement dated May 25, 2023 pursuant to which Reed’s agreed to support D&D’s nomination of up to two board designees, one of which shall be an independent director. Shufen Deng is D&D’s non-independent designee. In addition, pursuant the shareholders agreement, the parties agreed to cooperate on certain business initiatives targeting the Asian market to be funded by D&D. In addition, D&D was granted certain customary preemptive rights.

Ms. Deng is not expected to be named to any of the board’s committees at this time. Ms. Deng’s compensation for board service has not yet been determined and once determined, will be reported on an amendment to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: July 12, 2023	By:	/s/ Norman E. Snyder, Jr.
Norman E. Snyder, Jr.
Chief Executive Officer